                                                                      Exhibit 11

                   RAMSAY HEALTH CARE, INC. AND SUBSIDIARIES

                      COMPUTATION OF NET INCOME PER SHARE
                                  (unaudited)

                                                                              QUARTER ENDED DECEMBER 31
                                                                           -------------------------------
                                                                               1993               1992
                                                                           ------------       ------------
                                                                                               (RESTATED)
                                                                                               ----------
PRIMARY
   Weighted average common shares outstanding . . . . . . . .                 8,224,328          7,861,611
   Class A convertible preferred stock  . . . . . . . . . . .                    22,910             22,910
   Class B convertible preferred stock, Series C  . . . . . .                 1,424,860                ---
                                                                           ------------       ------------
        TOTAL COMMON AND DILUTIVE
        COMMON EQUIVALENT SHARES  . . . . . . . . . . . . . .                 9,672,098          7,884,521
                                                                           ============       ============

        Net Income Available to Common Shareholders . . . . .              $    475,000       $    467,000
                                                                           ============       ============

        NET INCOME PER SHARE  . . . . . . . . . . . . . . . .                     $0.05              $0.06
                                                                           ============       ============

FULLY DILUTED
   Weighted average common shares outstanding . . . . . . . .                 8,224,328          7,861,611
   Class A convertible preferred stock  . . . . . . . . . . .                    22,910             22,910
   Class B convertible preferred stock, Series C  . . . . . .                 1,424,860                ---
                                                                           ------------       ------------
        TOTAL COMMON AND DILUTIVE
        COMMON EQUIVALENT SHARES  . . . . . . . . . . . . . .                 9,672,098          7,884,521
                                                                           ============       ============

        Net Income Available to Common Shareholders . . . . .              $    475,000       $    467,000
                                                                           ============       ============

        NET INCOME PER SHARE  . . . . . . . . . . . . . . . .                     $0.05              $0.06
                                                                           ============       ============

                                                                            SIX MONTHS ENDED DECEMBER 31
                                                                           -------------------------------
                                                                               1993               1992
                                                                           ------------       ------------
                                                                                               (RESTATED)
PRIMARY
   Weighted average common shares outstanding . . . . . . . .                 8,211,155          7,866,452
   Class A convertible preferred stock  . . . . . . . . . . .                    22,910             22,910
   Class B convertible preferred stock, Series C  . . . . . .                 1,424,860                ---
                                                                           ------------       ------------
        TOTAL COMMON AND DILUTIVE
        COMMON EQUIVALENT SHARES  . . . . . . . . . . . . . .                 9,658,925          7,889,362
                                                                           ============       ============

        Net Income Available to Common Shareholders . . . . .              $  1,083,000       $  3,069,000
                                                                           ============       ============

        NET INCOME PER SHARE  . . . . . . . . . . . . . . . .                     $0.11              $0.39
                                                                           ============       ============

FULLY DILUTED
   Weighted average common shares outstanding . . . . . . . .                 8,266,584          7,866,452
   Class A convertible preferred stock  . . . . . . . . . . .                    22,910             22,910
   Class B convertible preferred stock, Series C  . . . . . .                 1,424,860                ---
                                                                           ------------       ------------
        TOTAL COMMON AND DILUTIVE
        COMMON EQUIVALENT SHARES  . . . . . . . . . . . . . .                 9,714,354          7,889,362
                                                                           ============       ============

        Net Income Available to Common Shareholders . . . . .              $  1,083,000       $  3,069,000
                                                                           ============       ============

NET INCOME PER SHARE  . . . . . . . . . . . . . . . . . . . .                     $0.11              $0.39
                                                                           ============       ============